Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 33-67190, 333-48498, 333-142247, 333-176371, 333-202855, 333-238305) on Form S-8 and the registration statement (No. 333-263181) on Form S-3ASR of our report dated February 25, 2025, with respect to the consolidated financial statements of Kadant Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Boston, Massachusetts
February 25, 2025